                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                SCHEDULE 14C
                               (RULE 14c-101)
                INFORMATION REQUIRED IN INFORMATION STATEMENT
                          SCHEDULE 14C INFORMATION
               INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:


/ /  Preliminary Information Statement
/ / Confidential, for Use of the Commission Only (as Permitted by Rule 14c-5(d)(2))
/x/  Definitive Information Statement

-------------------------------------------------------------------------------
                         BIOCHEM INTERNATIONAL INC.

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/x/  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

                   Common Stock, par value $.02 per share

     (2) Aggregate number of securities to which transaction applies:

                      10,040,000 shares of common stock

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                              $5.78125
          (average of the bid and asked prices of the common stock on January 12, 1998, as reported by the National Quotation Bureau)

     (4) Proposed maximum aggregate value of transaction:

                              $58,043,750

     (5) Total fee paid:

                              $11,608.75

/x/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


     (1) Amount Previously Paid: $______________
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                         BIOCHEM INTERNATIONAL INC.
                          W238 N1650 ROCKWOOD DRIVE
                       WAUKESHA, WISCONSIN 53188-1199
                               (414) 542-3100

                               February 5, 1998

     The attached Information Statement and Notice of Appraisal Rights (collectively, the "Information Statement") is being furnished to holders of common stock of Biochem International Inc. (the "Company") in connection with the proposed merger (the "Merger") of DS Medical Products Co. (the "Parent") with and into the Company pursuant to an Agreement and Plan of Merger, dated as of January 12, 1998, by and between the Company and the Parent, a copy of which is attached as Annex A to the Information Statement (the "Merger Agreement").

     Pursuant to the Merger Agreement, each of the 1,000 outstanding shares of common stock of the Parent will be converted into the right to receive 10,040 shares of common stock of the Company (the "Merger Consideration"), as set forth in the Merger Agreement and more fully described in the Information Statement. The Company and the Company's stockholders will neither receive any consideration nor incur any liability in connection with the Merger.

     The Company is not currently seeking the consent, authorization or proxy of its stockholders to approve the Merger. The vote of the Company's stockholders required to approve the merger pursuant to Section 251(c) of the Delaware General Corporation Law (the "DGCL") will be sought at a special meeting of the Company's stockholders to be held on February 27, 1998 (the "Special Meeting"). The Information Statement constitutes the formal notice of that meeting required by the by-laws of the Company and the DGCL. The Information Statement also constitutes the notice of appraisal rights required by Section 262(d) of the DGCL. The Company and the Parent currently anticipate that the effective time for the Merger (the "Effective Time") will occur on or about February 27, 1998, the date of the Special Meeting. No further notice of the occurrence of the Effective Time will be given to stockholders before the Effective Time.

                          ------------------------

  THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR
       MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF
              THE INFORMATION CONTAINED IN THIS DOCUMENT.  ANY
                 REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     As more fully described in the Information Statement, stockholders electing to do so must deliver a demand for appraisal rights within 20 days after the mailing of this Information Statement. See "STOCKHOLDERS' RIGHTS OF APPRAISAL" in the attached Information Statement for instructions on how to exercise appraisal rights. However, the Effective Time cannot occur until 20 business days have elapsed after the mailing of this Information Statement. Consequently, the date for determining the Effective Time will occur after the time period by which stockholders must deliver their demand for appraisal rights to the Company.

                         BIOCHEM INTERNATIONAL INC.
                          W238 N1650 ROCKWOOD DRIVE
                       WAUKESHA, WISCONSIN 53188-1199

                               (414) 542-3100

                          ------------------------
                            INFORMATION STATEMENT
                                     AND
                         NOTICE OF APPRAISAL RIGHTS
                          ------------------------

                                INTRODUCTION

     This Information Statement and Notice of Appraisal Rights (collectively, this "Information Statement") is being furnished to holders of record of the common stock, par value $.02 per share (the "Company Common Stock"), of Biochem International Inc., a Delaware corporation (the "Company"), as of the close of business on January 30, 1998 (the "Record Date"), in connection with the proposed merger (the "Merger") of DS Medical Products Co., an Illinois corporation (the "Parent"), with and into the Company pursuant to the Agreement and Plan of Merger, dated as of January 12, 1998, a copy of which is attached hereto as Annex A (the "Merger Agreement"). In connection with the Merger, the Company's board of directors has adopted a resolution authorizing an amendment to the Company's certificate of incorporation to increase the number of authorized shares of the Company Common Stock from 14,000,000 to 24,000,000 (the "Amendment"). This Information Statement is first being mailed to stockholders on or about February 5, 1998.

     The Parent owns approximately 76.99% of the outstanding shares of the Company Common Stock. The affirmative vote of the shares of the Company Common Stock held by the Parent will be sufficient to approve the Merger and the Amendment, and the Parent intends to cast such affirmative vote. Pursuant to the Merger Agreement, each of the 1,000 outstanding shares of the common stock, par value $1.00 per share, of the Parent (the "Parent Common Stock") will be converted into the right to receive 10,040 shares of the Company Common Stock (the "Merger Consideration"), and of the 10,040,000 shares of the Company Common Stock owned by the Parent immediately prior to the Effective Time, 10,000,000 will be returned to the status of authorized but unissued and thus continue to be available for issuance in connection with the Company's general corporate purposes, and 40,000 will be cancelled. The Company and the Company's stockholders will neither receive any consideration nor incur any liability in connection with the Merger.

                          ------------------------

                 WE ARE NOT ASKING YOU FOR A PROXY, AND YOU
                    ARE REQUESTED NOT TO SEND US A PROXY.

                          ------------------------

 THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR
     MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE
       INFORMATION CONTAINED IN THIS DOCUMENT.  ANY REPRESENTATION TO
                          THE CONTRARY IS UNLAWFUL.

         The date of this Information Statement is February 5, 1998.

     The Company is not currently seeking the consent, authorization or proxy of its stockholders to approve the Merger and the Amendment. The vote of the Company's stockholders required to approve the Merger and the Amendment pursuant to Section 251(c) of the Delaware General Corporation Law (the "DGCL") will be sought at a special meeting of the Company's stockholders to be held on February 27, 1998, at 10:00 a.m., central standard time, at the Company's offices at W238 N1650 Rockwood Drive, Waukesha, Wisconsin 53188-1199 (the "Special Meeting"). The affirmative vote of the shares of the Company Common Stock held by the Parent will be sufficient to approve the Merger and the Amendment, and the Parent intends to cast such affirmative vote. This Information Statement also constitutes the notice of appraisal rights required by Section 262(d) of the DGCL. The Company and the Parent currently anticipate that the effective time for the Merger (the "Effective Time") will occur on or about February 27, 1998, the date of the Special Meeting. No further notice of the occurrence of the Effective Time will be given to stockholders before the Effective Time.


     As of January 30, 1998, the Record Date for determining stockholders entitled to vote at the Special Meeting and to receive this Information Statement, there were 13,049,284 shares of the Company Common Stock outstanding, including 10,040,000 shares owned by the Parent, and the Company had approximately 667 stockholders of record, including the Parent. Each share of the Company Common Stock entitles the holder thereof to one vote.


                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the United States Securities and Exchange Commission (the "SEC"). Such reports, proxy statements, and other information, can be inspected and copied at the public reference facilities of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Any interested party may obtain copies of such material at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. In addition, the Company Common Stock is listed and traded on the over-the-counter market.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS INFORMATION STATEMENT INCORPORATES BY REFERENCE THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1997 (THE "COMPANY 10-K"), WHICH WAS PREVIOUSLY FILED WITH THE SEC. THE COMPANY 10-K IS NOT PRESENTED HEREIN OR DELIVERED HEREWITH, BUT IT IS AVAILABLE (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE) TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, WITHOUT CHARGE ON WRITTEN REQUEST DIRECTED TO BIOCHEM INTERNATIONAL INC., W238 N1650 ROCKWOOD DRIVE, WAUKESHA, WISCONSIN, 53188-1199, OR BY CALLING
(414) 542-3100. COPIES OF THE COMPANY 10-K SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the Effective Time shall be deemed to be incorporated by reference in this Information Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS INFORMATION STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. ALL INFORMATION CONTAINED IN THIS INFORMATION STATEMENT RELATING TO THE COMPANY HAS BEEN SUPPLIED BY THE COMPANY, AND
ALL INFORMATION CONTAINED IN THIS INFORMATION STATEMENT RELATING TO THE PARENT HAS BEEN SUPPLIED BY THE PARENT.

                                   SUMMARY

     THE DISCUSSION IN THIS INFORMATION STATEMENT OF THE MERGER AND THE DESCRIPTION OF THE PRINCIPAL TERMS THEREOF ARE SUBJECT TO AND QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS INFORMATION STATEMENT AND WHICH IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY AND TO CONSIDER IT CAREFULLY.


                                 THE COMPANY

     The Company is a designer, manufacturer and worldwide distributor of comprehensive monitoring systems for patient care. The Company manufactures primarily non-invasive real time patient monitoring equipment. The Company's products are used to monitor respiration, blood gases, exhaled gases, anesthetic agent gases, blood pressure and related cardiovascular/pulmonary functions. Non-invasive monitoring is used in patient care in operating and emergency rooms, intensive care units, critical care units and neonatal facilities. Additionally, these monitoring techniques have applications in recovery, radiology, respiratory therapy, out-patient care, veterinary and ambulatory as well as home and sleep study situations. Additional information concerning the Company is contained in the Company 10-K and its other public filings. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                 THE PARENT

     The Parent is a holding company with no business operations of its own. The Parent's only asset is its ownership of approximately 76.99% of the outstanding shares of the Company Common Stock. The principal business address and telephone number of the Parent is 180 East Pearson, Chicago, Illinois 60611, (312)664-4128.

                   THE PURPOSE AND STRUCTURE OF THE MERGER

     Pursuant to the Merger Agreement, the Parent will merge with and into the Company, and the separate corporate existence of the Parent will cease. The Company will be the surviving corporation (the "Surviving Corporation") in the Merger. As a result of the Merger, each of the 1,000 outstanding shares of the Parent Common Stock will be converted into the right to receive 10,040 shares of the Company Common Stock (the "Merger Consideration"), and of the 10,040,000 shares of the Company Common Stock owned by the Parent immediately prior to the Effective Time, 10,000,000 will be returned to the status of authorized but unissued and thus continue to be available for issuance in connection with the Company's general corporate purposes, and 40,000 will be cancelled, and each share of the Parent Common Stock will be cancelled.

     The Company and the Parent have structured the transactions contemplated herein as a downstream merger because they believe such a merger to be the most efficient means, from a federal income tax perspective, of transferring the Company Common Stock owned by the Parent to the individual stockholders of the Parent.

     The Company and the Company's stockholders will neither receive any consideration nor incur any liability in connection with the Merger. For the purpose of providing security to the Company in the event of a breach by the Parent of any of its obligations or representations or warranties contained in the Merger Agreement, Ken M. Davee and David H. Sanders have executed the Guaranty attached to the Merger Agreement as Exhibit A in favor of the Company, whereby Ken M. Davee and David H. Sanders guaranty the satisfaction of the Parent's obligations and the truth and accuracy of the Parent's representations and warranties contained in the Merger Agreement in an amount not to exceed the value of the Company Common Stock that Ken M. Davee and David H. Sanders will be entitled to receive upon the consummation of the Merger. To provide assurance to the Company that the Company will assume no obligations or liabilities by reason of the Merger and that no assets (other than the 10,040,000 shares of the Company Common Stock currently owned by the Parent) will be transferred to the Company by reason of the Merger, Ken M. Davee and David H. Sanders have entered into a Liability Assumption and Asset Assignment Agreement with the Parent and Frank A. Katarow, the President of the Company (the "Assumption and Assignment Agreement"), whereby Ken M. Davee and David H. Sanders have agreed: (i) to assume all of the liabilities of the Parent incurred prior to the Effective Time, including, without limitation, an obligation to the Company in the amount of One Hundred Forty-Four Thousand Seven Hundred Seventy Dollars ($144,770) in respect of amounts previously advanced on behalf of the Parent, and a contingent obligation owed to Frank A. Katarow under the terms of that certain Compensation Agreement, dated January 24, 1996, by and between the Parent and Frank A. Katarow, whereby the Parent had agreed to provide certain compensation payments to Frank A. Katarow to the extent that such payments would result in adverse tax consequences or costs if made by the Company; and (ii) to accept an assignment of all of the Parent's assets, whether known or unknown, of any nature whatsoever, other than the 10,040,000 shares of the Company Common Stock currently owned by the Parent.

     The number of shares constituting the Merger Consideration is the same number of shares of Company Common Stock presently owned by the Parent and was determined so as to provide to the owners of the Parent Common Stock the equivalent number of shares of the Company Common Stock after the consummation of the Merger.

     Because the Merger is not expected to have any effect on the business or prospects of the Company, the Company has not provided, nor sought, an independent opinion as to the fairness or value of the Merger Consideration, nor has the Company engaged independent financial advisors in connection with the Merger. The documentation of the transactions contemplated by the Merger Agreement has been prepared by the Company's legal counsel, and the Parent has not been represented by independent legal counsel or other professional advisors in connection therewith.

                             THE EFFECTIVE TIME

     The Merger will become effective, and the Effective Time will occur, upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL (the "Certificate of Merger") or upon such later time as is agreed to by the parties and specified in such certificate (the "Effective Time"). Such filing will be made on or as promptly as practicable after all of the conditions set forth in Article VI of the Merger Agreement are fulfilled or waived. No further notice of the occurrence of the Effective Time will be given to stockholders of the Company Common Stock before the Effective Time.

                  CONDITIONS TO CONSUMMATION OF THE MERGER

     The Merger Agreement provides that the respective obligation of each party to the Merger Agreement to effect the Merger is subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions, any or all of which may be waived by the parties thereto in writing, in whole or in part, to the extent permitted by applicable law: (i) no statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Entity (as defined below) that prohibits the consummation of the Merger, and no proceeding that has a reasonable probability of resulting in such effect shall be pending; (ii) other than filing the Certificate of Merger in accordance with the DGCL, all authorizations, consents and approvals required to be obtained prior to consummation of the Merger shall have been obtained; (iii) the Merger Agreement is approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock and the Parent Common Stock; and (iv) each of the parties to the Merger Agreement shall have performed in all material respects its obligations under the Merger Agreement required to be performed at or prior to the Effective Time.

                        CERTAIN EFFECTS OF THE MERGER

     The Company and the Parent. At the Effective Time, (i) the Parent will merge with and into the Company and the separate corporate existence of the Parent will cease; (ii) the Surviving Corporation will be the Company; (iii) all the rights, privileges, immunities, powers and franchises of the Company and the Parent will vest in the Surviving Corporation; and (iv) all obligations, duties, debts and liabilities of the Company and the Parent will be the obligations, duties, debts and liabilities of the Surviving Corporation. The certificate of incorporation of the Company, as amended pursuant to the Merger Agreement and the Certificate of Merger and as in effect immediately prior to the Effective Time, will be the certificate of incorporation of the Surviving Corporation, and the by-laws of the Company, as in effect immediately prior to the Effective Time, will be the by-laws of the Surviving Corporation. The directors and officers of the Company immediately prior to the Effective Time will, from and after the Effective Time, be the directors and officers of the Surviving Corporation.

     Company Stockholders. Following the Merger, stockholders of the Company immediately prior to the Merger, other than the Parent, will continue their interests in the Company as an ongoing corporation. Trading in the shares of the Company Common Stock in the over-the-counter market is expected to continue after the Effective Time. Stockholders of the Company who properly perfect their statutory appraisal rights under and in accordance with Section 262 of the DGCL will have the right to seek appraisal of their Company Common Stock. See "STOCKHOLDERS' RIGHTS OF APPRAISAL."

     Parent Stockholders. The 10,040,000 shares of the Company Common Stock to be issued as the Merger Consideration will be issued to the stockholders of the Parent without registration under the Securities Act of 1933 (the "Act") in reliance on the exemption provided by Section 4(2) of the Act and the rules promulgated thereunder. Stockholders of the Parent will be eligible to sell the shares they receive as the Merger Consideration pursuant to Rule 144 under the Act at prescribed times and subject to the manner of sale, volume, notice and information restrictions of Rule 144, without further restriction or registration under the Act.

           CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS

     Under the Internal Revenue Code of 1986, as amended (the "Code"), the transactions contemplated herein will have no federal income tax consequences to the holders of the Company Common Stock. Moreover, the receipt of the Company Common Stock by a stockholder of the Parent pursuant to the Merger will not be a taxable event to such stockholder for federal income tax purposes.

     The preceding discussion describes the material federal income tax consequences of the Merger and does not address any potentially applicable local, state or foreign tax laws.

     THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING LAW AS OF THE DATE OF THIS INFORMATION STATEMENT. EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

                   PLANS FOR THE COMPANY AFTER THE MERGER

     It is expected that, following the Merger, the business and operations of the Company will be continued by the Surviving Corporation substantially as they have been and are currently being conducted. The directors and officers of the Company immediately prior to the Effective Time will, from and after the Effective Time, be the directors and officers of the Surviving Corporation.

                 INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the Merger Agreement and the transactions contemplated thereby, stockholders of the Company should be aware that certain members of the Company's management and board of directors have certain interests in the Merger that may present them with actual or potential conflicts of interests with respect to the Merger.

     Ken M. Davee, Vice Chairman of the Board of Directors and Secretary of the Company, and David H. Sanders, Chairman of the Board, Chief Executive Officer, Treasurer and Assistant Secretary of the Company, are the sole directors and executive officers, and with certain adult children of Mr. Sanders, constitute all of the owners of the Parent Common Stock. The Parent is the record owner of 76.99% of the Company Common Stock.

                     ACCOUNTING TREATMENT OF THE MERGER

     The Company will account for the Merger as a corporate reorganization, which will result in no change to the Company's accounting basis for its assets, liabilities or stockholders' equity.

                SOURCE AND AMOUNT OF FUNDS/FEES AND EXPENSES

     As discussed above, the Company and the Company's stockholders will neither receive any consideration nor incur any liability in connection with the Merger. Therefore, the total amount of funds required to consummate the transactions contemplated by the Merger Agreement will consist only of out-of-pocket fees and expenses incurred in connection with the Merger.
Such fees and expenses are estimated to be approximately $45,000 and will be the sole obligation of the Parent, and, as such, will be assumed by the principal shareholders of the Parent pursuant to the Assumption and Assignment Agreement.

                      STOCKHOLDERS' RIGHTS OF APPRAISAL

     Pursuant to Section 262 of the DGCL, any holder of the Company Common Stock may dissent from the Merger and elect to have the fair value of such stockholder's shares (the "Dissenting Shares") of the Company Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to such stockholder in cash, together with a fair rate of interest, if any, provided that such stockholder complies with the provisions of Section 262. The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law, and is qualified in its entirety by the full text of
Section 262, which is provided in its entirety as Annex B to this Information Statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of the Company Common Stock as to which appraisal rights are asserted.

     Under Section 262, where a proposed merger is approved by the vote of stockholders, the corporation must notify each of its stockholders that appraisal rights are available, and must include in such notice a copy of
Section 262. This Information Statement constitutes such notice to stockholders of the Company. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve the right to do so should review carefully Annex B to this Information Statement because failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the Company Common Stock, the Company believes that stockholders who consider exercising such rights should seek the advice of counsel.

     Any holder of the Company Common Stock wishing to exercise the right to dissent from the Merger and demand appraisal under Section 262 of the DGCL must satisfy each of the following conditions:

     (i) Such stockholder must deliver to the Company a written demand for appraisal of such stockholder's shares within 20 days after the date of mailing of this notice of appraisal, which demand will be sufficient if it reasonably informs the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares; and

     (ii) Such stockholder must continuously hold such shares from the date of making the demand through the Effective Time. Accordingly, a stockholder who is the record holder of shares of the Company Common Stock on the date the written demand for appraisal is made but who thereafter transfers such shares prior to the Effective Time will lose any right to appraisal in respect of such shares.

     A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as such stockholder's name appears on such stock certificates, should specify the stockholder's name and mailing address, the number of shares of the Company Common Stock owned and that such stockholder intends thereby to demand appraisal of such stockholder's Company Common Stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for one or more beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

     A stockholder who elects to exercise appraisal rights should mail or deliver a written demand to: Biochem International Inc., W238 N1650 Rockwood Drive, Waukesha, Wisconsin 53188-1199, Attention: Corporate Secretary.

     Within 120 days after the Effective Time, but not thereafter, either the Surviving Corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Chancery Court demanding a determination of the value of the shares of the Company Common Stock held by all dissenting stockholders. The Company does not presently intend to file such a petition, and stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in
Section 262. Inasmuch as the Company has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify such stockholder's previous written demand for appraisal. In any event, at any time within 60 days after the Effective Time (or at any time thereafter with the written consent of the Company), any stockholder who has demanded appraisal has the right to withdraw the demand.

     Within 120 days after the Effective Time, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The Surviving Corporation must mail such statement to the stockholder within 10 days of receipt of such request.

     If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. Upon application of a dissenting stockholder, the Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE AMOUNT OF PROCEEDS THEY COULD RECEIVE IF THEY SOLD THEIR SHARES IN OPEN MARKET TRANSACTIONS.

     In determining fair value, the Delaware Chancery Court is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, that are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote the shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the Effective Time).

     At any time within 60 days after the Effective Time, any stockholder who has demanded appraisal rights will have the right to withdraw such demand for appraisal. After this period, the stockholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the Effective Time, or if such stockholder has withdrawn such demand for appraisal as discussed in the preceding sentence, stockholders' rights to appraisal shall cease. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the Surviving Corporation a written withdrawal of such stockholder's demand for appraisal and acceptance of the Merger, except that (i) any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Surviving Corporation and
(ii) no appraisal proceeding in the Delaware Chancery Court shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just. If (i) the Surviving Corporation does not approve a stockholder's request to withdraw a demand for appraisal when such approval is required or
(ii) the Delaware Chancery Court does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding.

     FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL WILL RESULT IN THE LOSS OF A STOCKHOLDER'S STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

                            THE MERGER AGREEMENT

     THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A TO THIS INFORMATION STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY AND TO CONSIDER IT CAREFULLY.

                             THE EFFECTIVE TIME

     The Merger will become effective, and the Effective Time will occur, upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL or upon such later time as is agreed to by the parties and specified in such certificate (the "Effective Time"). Such filing will be made on or as promptly as practicable after all of the conditions set forth in Article VI of the Merger Agreement are fulfilled or waived. No further notice of the occurrence of the Effective Time will be given to stockholders before the Effective Time.

                    CERTIFICATE OF INCORPORATION; BY-LAWS

     The certificate of incorporation of the Company, as amended and in effect immediately prior to the Effective Time and as further amended as provided for below, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the certificate of incorporation of the Surviving Corporation shall become amended as specified in the Certificate of Merger and the Merger Agreement.

     The by-laws of the Company, as in effect at the Effective Time, shall be the by-laws of the Surviving Corporation after the Effective Time until thereafter amended in accordance with applicable law.

                 MERGER CONSIDERATION; CONVERSION OF SHARES

     At the Effective Time, each of the 1,000 outstanding shares of the Parent Common Stock will be converted into the right to receive the Merger Consideration, and of the 10,040,000 shares of the Company Common Stock owned by the Parent immediately prior to the Effective Time, 10,000,000 will be returned to the status of authorized but unissued and thus continue to be available for issuance in connection with the Company's general corporate purposes, and 40,000 will be cancelled.

                            PROCEDURE FOR PAYMENT

     Promptly after the Effective Time, the Parent shall cause each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of the Parent Common Stock (the "Certificates"), to surrender the Certificates to the Company in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Company, the holder of such Certificate will receive in exchange therefor the Merger Consideration for each share of the Parent Common Stock formerly represented by such Certificate, to be mailed within three business days of receipt thereof, and the Certificate so surrendered shall forthwith be cancelled. Upon the surrender and cancellation of each Certificate, the Company shall deliver such cancelled Certificate to the Secretary of the Parent. Until surrendered to the Company, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration.

                   CERTAIN REPRESENTATIONS AND WARRANTIES

     The Company. The Company has made no representations and warranties to the Parent under the Merger Agreement.

     The Parent. Pursuant to the Merger Agreement, the Parent has made representations and warranties to the Company regarding, among other things,
(i) the Parent's organization, existence and qualification to do business and similar corporate matters; (ii) the Parent's capitalization; (iii) the Parent's authority to enter into and perform its obligations under the Merger Agreement;
(iv) the absence of conflict of the Merger Agreement and the transactions contemplated thereby with the Parent's certificate of incorporation, by-laws, certain agreements and applicable laws; (v) certain regulatory consents and approvals; (vi) the accuracy of information supplied by the Parent contained in this Information Statement; and (vii) the extent of the Parent's liabilities.

                                  COVENANTS

     Further Action; Reasonable Efforts. Pursuant to the Merger Agreement, each of the parties has agreed to use its reasonable efforts to take all actions necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, including using reasonable efforts to obtain all necessary authorizations, consents and approvals and to effect all necessary registrations and filings. In addition, the Parent and the Company shall use their respective reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the laws, rules, guidelines or regulations of any federal, state, local or foreign court, legislative, executive or regulatory authority or agency (a "Governmental Entity").

     Guaranty of the Parent's Stockholders. Pursuant to the Merger Agreement, the Parent, for the purpose of providing security to the Company in the event of a breach by the Parent of any of its obligations or representations or warranties contained in the Merger Agreement, the Parent has agreed to cause its principal shareholders to execute a guaranty substantially in the form of Guaranty attached to the Merger Agreement as Exhibit A, whereby those shareholders will guaranty the satisfaction of the Parent's obligations and the truth of the Parent's representations and warranties contained in the Merger Agreement in an amount not to exceed the value of the Company Common Stock that each such shareholder will receive upon the consummation of the transactions contemplated therein.

                  CONDITIONS TO CONSUMMATION OF THE MERGER

     The Merger Agreement provides that the obligation of each party to the Merger Agreement to effect the Merger is subject to the satisfaction on or prior to the Closing Date of the following conditions, any or all of which may be waived by the parties thereto to the extent permitted by applicable law: (i) no statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Entity that prohibits the consummation of the Merger, and no proceeding that has a reasonable probability of resulting in such effect shall be pending; (ii) other than filing the Certificate of Merger in accordance with the DGCL, all authorizations, consents and approvals required to be obtained prior to consummation of the Merger shall have been obtained; (iii) the Merger Agreement is approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of both the Company Common Stock and the Parent Common Stock; and (iv) each of the parties to the Merger Agreement shall have performed in all material respects its obligations under the Merger Agreement required to be performed at or prior to the Closing Date pursuant to the terms of the Merger Agreement.

                                 TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

     (a) by the mutual consent of the Parent and the Company; or

     (b) by either the Company, on the one hand, or the Parent, on the other hand, if any Governmental Entity has issued a statute, order, decree or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the Merger and such statute, order, decree, regulation or other action shall have become final and non-appealable.

     Upon termination, the Merger Agreement will become null and void, without liability on the part of any party thereto, except as set forth below. Nothing shall relieve any party, however, from any liability or obligation with respect to any willful breach of the Merger Agreement.

                                MISCELLANEOUS

     Fees and Expenses. The Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement and the consummation of the transactions contemplated thereby will be the sole obligation of the Parent, and, as such, will be assumed by the principal shareholders of the Parent pursuant to the Assumption and Assignment Agreement.

     Amendment; Waiver; Termination. The Merger Agreement may be amended by the parties thereto at any time before or after approval by the stockholders of the Company of the matters presented in connection with the Merger, but after any such approval no amendment may be made without the approval of such stockholders if such approval is required by law or if such amendment changes the Merger Consideration or alters or changes any of the other terms or conditions of the Merger Agreement if such alteration or change would adversely affect the rights of stockholders unaffiliated with the Parent.

     At any time prior to the Effective Time, the parties to the Merger Agreement may: (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto; (ii) waive any inaccuracies in the representations and warranties of the other parties contained therein or in any document, certificate or writing delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions of the other parties thereto contained therein.




                  [This space is intentionally left blank.]

                             REGULATORY MATTERS

     The Company and the Parent are not aware of any governmental consents or approvals that are required prior to the parties' consummation of the Merger. It is presently contemplated that if such governmental consents and approvals are required, such consents and approvals will be sought. There can be no assurance that any such consents and approvals will be obtained.

     INCREASE IN NUMBER OF AUTHORIZED SHARES OF THE COMPANY COMMON STOCK

     The Company's certificate of incorporation presently authorizes the issuance of 14,000,000 shares of the Company Common Stock. As of the Record Date, 13,049,284 shares of the Company Common Stock were outstanding. The Company's board of directors has adopted a resolution authorizing an amendment to the Company's certificate of incorporation to increase the number of authorized shares of the Company Common Stock from 14,000,000 to 24,000,000. If the Company's shareholders authorize such amendment, the first paragraph of Article Fourth of the Company's certificate of incorporation will be deleted, and the following shall be substituted in lieu thereof:

     "Fourth: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 25,000,000, of which 24,000,000 shall be shares of common stock of the par value of $.02 per share (the "Common Stock") and 1,000,000 shall be of preferred stock of the par value of $1.00 per share (the "Preferred Stock").

     Upon consummation of the merger of DS Medical Products Co. with and into this Corporation, of the 10,040,000 previously authorized, issued and outstanding shares of the Common Stock theretofore owned by DS Medical Products Co., 10,000,000 will be returned to the status of authorized but unissued and thus be available for issuance in connection with the general corporate purposes of the Corporation, and 40,000 will be cancelled and retired and shall not thereafter be authorized for issuance, so that following such merger the number of shares of the Common Stock that the Corporation will be authorized to issue will be 24,000,000."

     [The remainder of the text of Article Fourth concerning the relative rights, preferences, limitations and restrictions of each class of shares is unchanged.]

     The Company's board of directors believes that the increase in the number of authorized shares of the Company Common Stock is advisable because of the limited number of unissued shares presently authorized. The additional authorized shares would be available for issuance from time to time as required for general corporate purposes, including stock dividends, stock splits, employee stock options and other employee benefit plans, the raising of capital, the acquisition of established businesses, and other programs to facilitate the Company's expansion and growth that may be identified in the future by the board of directors, without the expense and delay required for a special stockholders' meeting. No specific plans have been formulated, and there are no commitments, understandings or negotiations at this time, with respect to the issuance of additional shares of the Company Common Stock. The advance authorization being sought by the proposed amendment would, however, allow the Company's board of directors to authorize the issuance of additional shares without having to obtain further shareholder approval, unless such approval is otherwise required by law or the rules of any stock exchange or national securities association trading system on which the Company Common Stock may be listed or traded, or unless such approval were deemed appropriate by the Company's board of directors.

     The authorization of additional shares of the Company Common Stock will not, by itself, have any effect on the rights of holders of outstanding shares. Depending on the circumstances, the issuance of additional shares of the Company Common Stock could affect the existing holders of shares by diluting the voting power of the outstanding shares. The Company's shareholders do not have pre-emptive rights with respect to the future issuance of securities by the Company.

     The affirmative vote of the holders of a majority of the shares of the Company Common Stock outstanding on the Record Date is required to approve the increase in number of authorized shares of the Company Common Stock, and such approval will be sought at the Special Meeting. The affirmative vote of the shares of the Company Common Stock held by the Parent will be sufficient to approve this amendment, and the Parent intends to cast such affirmative vote.

                      DIRECTORS AND EXECUTIVE OFFICERS

     The Company. Set forth below are the name, age, business address, present principal occupation or employment and five-year employment history of each director and executive officer of the Company. Unless otherwise indicated, the business address of each person listed below in the capacity indicated is Biochem International Inc., W238 N1650 Rockwood Drive, Waukesha, Wisconsin 53188-1199. Each named person is a citizen of the United States.

     The directors and principal executive officers of the Company and their offices are:

Name                  Age  Office
----                  ---  ------
Ken M. Davee (1)      89   Director - Class I, Vice Chairman of the Board of
                           Directors and Secretary

David H. Sanders (1)  66   Director - Class I, Chairman of the Board of
                           Directors, Chief Executive Officer, Treasurer and
                           Assistant Secretary

Lee J. Knirko         74   Director - Class II

Frank A. Katarow      39   President and Chief Operating Officer

Keith R. Harper       48   Senior Vice President, Sales

Ann M. Johnson        35   Executive Vice President and General Manager of
                           SurgiVet, Inc.

Robert H. Wesel       39   Vice President, International Sales

Mark S. Geisler       46   Vice President, Engineering

Donald Alexander      43   Vice President, Regulatory Affairs

_________________________

(1)  Member of the Executive Committee

     All directors are elected for two year terms and serve until their respective successors are duly elected and qualified. The terms for Classes I and II expire as of the date set for the annual stockholders' meeting for fiscal years ending June 30, 1998 and June 30, 1999, respectively. Officers are appointed for a one year term unless sooner replaced. Each of the above individuals has served in the capacities indicated since September 14, 1984, except as stated below.

     Mr. Davee holds a degree from Northwestern University Business School. Prior to 1936, he was employed in various market research capacities. In 1936, he founded Davee, Kohnlein and Keating Company, a marketing research and consulting firm, of which company he was a principal until its sale in 1969.

     Thereafter, he has been self-employed as a private investor. In 1973, he, along with Mr. Sanders, purchased an approximately 94% interest in Medical Engineering Corporation ("MEC"), a manufacturer of silicone rubber implants and other medical products located in Racine, Wisconsin, which they operated from 1973 until its sale at the end of 1982 to Bristol-Myers Company.

     Mr. Sanders received an undergraduate degree and, in 1956, a Masters in Business Administration from the University of Wisconsin. Prior to his employment in 1973 by MEC, Mr. Sanders was with Pfizer International for four (4) years, and Sandoz, Inc., for fifteen (15) years, at which companies he was involved in marketing and general management. In 1973, he became President and Chief Executive Officer of MEC, a position he held through December of 1984. Mr. Sanders served as President of the Company from September 4, 1984 to October 4, 1984 at which time he commenced serving as Chairman and Assistant Secretary.

     Mr. Knirko, a certified public accountant, is a former audit manager of Peat, Marwick, Main & Co. (now KPMG Peat Marwick), an accounting firm.

     Mr. Katarow has been employed by the Company since October, 1980 serving in various capacities including Mechanical Designer, Manager of Product Design, Manufacturing Manager, Director of Operations and was then promoted to Vice President of Operations in June, 1990. Responsibility for OEM Sales was added in January, 1991. He was promoted to Senior Vice President and General Manager on March 1, 1992 and further promoted to Executive Vice President effective January 1, 1993. On November 1, 1993 he became President and Chief Operating Officer of the Company.

     Mr. Harper has been employed by the Company since October, 1981, serving in various capacities including National Service Manager, General Manager-Quality Assurance and Service, Director of Regulatory Affairs, Director of Operations, and Vice President of Operations since December, 1986. In 1990 he became Vice President of International Sales. On November 1, 1993 he commenced serving as Senior Vice President, Sales.

     Ms. Johnson, a certified public accountant, received a Bachelor of Business Administration degree in Accounting and in Risk Management and Insurance from the University of Wisconsin in Madison. She received her Masters of Business Administration degree in May, 1997 from the University of Wisconsin in Milwaukee. Prior to her employment at the Company, she worked on the audit staff at Deloitte, Haskins & Sells (now Deloitte & Touche) from 1984 to 1987 and at Coopers & Lybrand from 1987 to 1990. She joined the Company in April, 1990 and has been Vice President of Finance and Personnel since December, 1991. On November 1, 1993 she was promoted to Vice President of Finance and Operations.

     Mr. Wesel worked in the health care field for over ten years before starting at the Company in January, 1991. He received an associates degree from Milwaukee Area Technical College in Business Management and is also a certified cardiopulmonary technologist and a pulmonary functions technologist. His most recent clinical position was as Technical Director/Business Manager of Anesthesia at a 400 bed hospital. Since coming to the Company, he has held several positions, including Manager of Clinical Applications, Territory Sales Manager and Director of Marketing Services. After a brief hiatus from the company in fiscal 1994, he became Vice President of International Sales effective January 4, 1994.

     Mr. Geisler came to the Company in November, 1994 as Vice President of Engineering from Marquette Electronics. He worked at Marquette for 14 years at various positions in the areas of Research and Development, most recently as Director of Research and Development. He received his undergraduate degree in Electrical Engineering from the University of Wisconsin in Madison and his masters degree in Electrical Engineering from Marquette University. He is currently attending Marquette University in pursuit of a Doctorate Degree in Electrical Engineering.

     Mr. Alexander started at the Company in August, 1992 as Engineering Manager. In August, 1994 he transferred to the regulatory affairs department, becoming Regulatory Affairs Manager, and was promoted to Vice President, Regulatory Affairs in May, 1995. Before coming to the Company, Mr. Alexander was a project leader at Life Fitness Corp., an equipment manufacturer in Illinois. He has a Bachelors Degree in Electrical Engineering from the University of Maine.

     The Parent. Set forth below are the name, age, business address, present principal occupation or employment and five-year employment history of each director and executive officer of Parent. All directors serve terms of one year or until the election of their respective successors. Unless otherwise indicated, the business address of each person listed below in the capacity indicated is 180 East Pearson, Chicago, Illinois 60611. Each named person is a citizen of the United States.

     The directors and principal executive officers of the Parent and their offices are:

Name              Age  Office
----              ---  ------
Ken M. Davee      89   Director, President and Secretary

David H. Sanders  66   Director and Treasurer


     Messrs. Davee and Sanders have served in the capacities and offices indicated since the formation of the Parent.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Relationship of the Parent to the Company. The Parent currently owns approximately 76.99% of the outstanding shares of the Company Common Stock.
The Parent is equally owned by Ken M. Davee and David H. Sanders and certain of Mr. Sanders' adult children. Mr. Davee is Vice Chairman of the Board of Directors and Secretary of the Company. Mr. Sanders serves as Chairman of the Board of Directors, Chief Executive Officer, Treasurer and Assistant Secretary of the Company.

                         MARKET PRICES AND DIVIDENDS


     Market Prices. The principal market on which the Company Common Stock is traded is the over-the-counter market. On January 28, 1998, the last trading day before the printing of this Information Statement, the bid and asked quotations for the Company Common Stock were $5.8125 and $6.00, respectively.


     The following table sets forth, for the calendar quarters indicated, the high and low bid and asked quotations for the Company Common Stock, as provided by the National Quotation Bureau. These quotations reflect interdealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions:

                           BID                       ASKED
                           ---                       -----
                    HIGH         LOW           HIGH           LOW
                    ----         ---           ----           ---
Fiscal year ended
June 30, 1998
     First Quarter  5 3/8         5             6             5 1/2
     Second Quarter 5 7/8         5             6 1/8         5 1/2



Fiscal year ended
June 30, 1997
     First Quarter  3 1/2         2 1/2         8             5 1/8
     Second Quarter 6 3/4         4 3/4         6 3/4         4 3/4
     Third Quarter  4 7/8         5 7/8         6 3/4         4 3/4
     Fourth Quarter 5 3/4         5             6             5

Fiscal year ended
June 30, 1996
     First Quarter  4 1/2         3 1/2         5 1/2         3 3/4
     Second Quarter 4             3 1/2         5             4
     Third Quarter  5 1/2         3 3/4         6 1/2         4 1/2
     Fourth Quarter 4 3/4         4 1/4         6             4 3/4


     Dividends. The Company has not paid any dividends on the Company Common Stock. The Company does not anticipate paying any such dividends, and further, is restricted from declaring or paying dividends without the prior written consent of the banking institution with which it currently has a lending facility.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the ownership of the Company Common Stock held beneficially by each director and officer holding shares and by all directors and officers of the Company as a group, as of October 31, 1997:


Name of Beneficial Owner    Amount and Nature              Percent of Class (3)
------------------------    of Beneficial Ownership        --------------------
                            -----------------------
David H. Sanders            230,000 shares - 230,000               1.74%
                            beneficially (1) (2)

Frank A. Katarow            30,700 shares - 5,700 of                .24%
                            record and beneficially, and
                            25,000 beneficially as options

Keith R. Harper             36,000 shares - 11,000 of               .28%
                            record and beneficially and
                            25,000 beneficially as options

Ann M. Johnson              34,500 shares - 35,500 beneficially     .27%
                            as options

Robert H. Wesel             18,000 shares - 4,000 of record         .14%
                            and beneficially, and 14,000
                            beneficially as options

Mark S. Geisler             14,000 shares - 14,0000 beneficially    .11%
                            as options

Donald Alexander            6,500 shares - 6,500 beneficially       .05%
                            as options


All directors and           10,409,700 shares -                    78.79%
officers as a group         10,060,700 of record and
(7 persons)                 beneficially, 230,000
                            beneficially, and
                            119,000 as options (1) (3)

-------------------------
(1) Ken M. Davee and David H. Sanders own the principal amount of the Parent Common Stock, with the balance being owned indirectly by Mr. Sanders through family members. Therefore, for the purposes of Rule 13d-3 of the SEC, they may be deemed to own the 10,040,000 of Company Common Stock owned by the Parent. Such beneficial ownership is disclaimed. The amounts of such stock ownership and rights are not repeated in this table to avoid duplication.

(2)  Held of record by the Sanders Family Benefit Trust.

(3) The percent of class calculations above are based on a total class of 13,212,784 shares consisting of 13,049,284 shares issued and outstanding, and 163,500 shares issuable upon exercise of options granted under the Company's Incentive Stock Option Plans.

The above beneficial ownership information is based on the information furnished by the specified persons and has been determined in accordance with Rule 13d-3. It is not intended to be an admission of beneficial ownership for any other purpose and includes shares as to which beneficial ownership has been disclaimed. The Company has not received any Schedule 13D or Schedule 13G statements indicating that any person is a beneficial owner of more than 5% of the Company Common Stock except as disclosed above.

                                                                        ANNEX A


                        AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 12, 1998, is made by and between Biochem International Inc., a Delaware corporation (the "Company") and DS Medical Products Co., an Illinois corporation (the "Parent").

     WHEREAS, the Boards of Directors of the Parent and the Company have each approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Parent by the Company upon the terms and subject to the conditions set forth herein; and

     WHEREAS, in furtherance of such acquisition, the Board of Directors and the shareholders of the Parent and the Board of Directors of the Company have each approved this Agreement and the merger of the Parent with and into the Company in accordance with the terms, and subject to the conditions, of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                  ARTICLE I
                                 THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2), the Parent shall be merged with and into the Company (the "Merger"), and the separate corporate existence of the Parent shall cease. After the Merger, the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effect as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of the Company and the Parent shall vest in the Surviving Corporation, and all obligations, duties, debts and liabilities of the Company and the Parent shall be the obligations, duties, debts and liabilities of the Surviving Corporation.

     1.2 EFFECTIVE TIME. Subject to the terms and conditions hereof, as soon as practicable after all of the conditions set forth in Article VI are fulfilled or waived, the Parent and the Company will cause a Certificate of Merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") in such form and executed as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or at such other time as is agreed upon by the parties and specified in the Certificate of Merger, and such date or time, as applicable, is hereinafter referred to as the "Effective Time."

     1.3 CERTIFICATE OF INCORPORATION.

     (a) Pursuant to the Merger, the certificate of incorporation of the Company, as amended and in effect immediately prior to the Effective Time and as further amended as provided for below (the "Certificate of Incorporation"), shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

     (b) Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Certificate of Incorporation shall be amended as follows:

     The first paragraph of Article Fourth of the Certificate of Incorporation, as previously amended, relating to the authorized capital stock of the Company, shall be deleted, and the following shall be substituted in lieu thereof:

         "Fourth:  The total number of shares of all classes of stock   that
         the Corporation shall have authority to issue is 25,000,000, of which 24,000,000 shall be shares of common stock of the par value of $.02 per share (the "Common Stock") and 1,000,000 shall be of preferred stock of the par value of $1.00 per share (the "Preferred Stock").

         Upon consummation of the merger of DS Medical Products Co. with and into this Corporation, of the 10,040,000 previously authorized, issued and outstanding shares of the Common Stock theretofore owned by DS Medical Products Co., 10,000,000 will be returned to the status of authorized but unissued and thus be available for issuance in connection with the general corporate purposes of the Corporation, and 40,000 will be cancelled and retired and shall not thereafter be authorized for issuance, so that following such merger the number of shares of the Common Stock that the Corporation will be authorized to issue will be 24,000,000."

         [The remainder of the text of Article Fourth concerning the relative rights, preferences, limitations and restrictions of each class of shares is unchanged.]

     1.4 BY-LAWS. Pursuant to the Merger, the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

                                 ARTICLE II
                            CONVERSION OF SHARES

     2.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders of the common stock, par value $.02 per share, of the Company (the "Company Common Stock") and the common stock, par value $1.00 per share, of the Parent (the "Parent Common Stock"):

     (a) Each of the one thousand (1,000) outstanding shares of the Parent Common Stock shall be converted into the right to receive ten thousand forty (10,040) fully paid and nonassessable and previously unissued shares of the Company Common Stock (the "Merger Consideration"). Upon such conversion: (i) all such shares of the Parent Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist; and (ii) each holder of a certificate representing any such shares of the Parent Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2.

     (b) Of the 10,040,000 shares of the Company Common Stock owned by the Parent immediately prior to the Effective Time, 10,000,000 will be returned to the status of authorized but unissued and thus be available for issuance in connection with the general corporate purposes of the Company, and 40,000 will be cancelled and retired and shall cease to exist.

     2.2 EXCHANGE OF CERTIFICATES. At the Effective Time, the Parent shall cause each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of the Parent Common Stock (the "Certificates"), to surrender the Certificates to the Company in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Company, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of the Parent Common Stock formerly represented by such Certificate, to be mailed within three business days of receipt thereof, and the Certificate so surrendered shall forthwith be cancelled. Upon the surrender and cancellation of each Certificate, the Company shall deliver each such cancelled Certificate to the Secretary of the Parent. Until surrendered to the Company as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Section 2.2.

                                 ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     3.1 NO REPRESENTATIONS OR WARRANTIES. The Parent and the Company hereby acknowledge that the Company will make no representations or warranties to the Parent in connection with the transactions contemplated hereby.

                                 ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PARENT

     The Parent represents and warrants to the Company as follows:

     4.1 ORGANIZATION. The Parent is a corporation duly organized, validly existing and in good standing under the laws of Illinois. The Parent has all requisite corporate power and authority to carry on its business as it is now being conducted. The Parent is not required to be qualified or licensed to do business as a foreign corporation in any foreign jurisdiction and owns no property and conducts no business that would make such qualification or licensing necessary.

     4.2 CAPITALIZATION. The authorized capital stock of the Parent consists of ten thousand (10,000) shares of the Parent Common Stock. On the date hereof, the number of shares of the Parent Common Stock issued is one thousand (1,000) shares, all of which are outstanding. All the outstanding shares of the Parent's capital stock are duly authorized, validly issued, fully paid and nonassessable. There are no existing: (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Parent to issue, transfer or sell any shares of capital stock or other equity interest in, the Parent or securities convertible into or exchangeable for such shares or equity interests; (ii) contractual obligations of the Parent to repurchase, redeem or otherwise acquire any capital stock of the Parent; or (iii) voting trusts or similar agreements to which the Parent is a party with respect to the voting of the capital stock of the Parent.

     4.3 AUTHORIZATION; VALIDITY OF AGREEMENT. The Parent has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Parent of this Agreement and the consummation by the Parent of the transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of the Parent, and no other corporate proceedings on the part of the Parent are necessary to authorize the execution, delivery and performance of this Agreement by the Parent and the consummation by the Parent of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of the Parent, enforceable against it in accordance with its terms, except that such enforcement may be subject to or limited by:

(i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally; and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     4.4 NO VIOLATIONS; CONSENTS AND APPROVALS.

     (a) Neither the execution, delivery and performance of this Agreement by the Parent nor the consummation by the Parent of the transactions contemplated hereby will: (i) violate any provision of the respective certificate of incorporation or by-laws of the Parent; (ii) conflict with, result in a violation or breach of, or constitute a default (or give rise to any right of termination, amendment, cancellation or acceleration or to the imposition of any lien) under, or result in the acceleration or trigger of any payment, time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee or other evidence of indebtedness, lease, license, contract, agreement, plan or other instrument or obligation to which the Parent is a party; or (iii) conflict with or violate any federal, state, local or foreign order, writ, injunction, judgment, award, decree, statute, law, rule or regulation applicable to the Parent or any of its properties or assets; except in the case of clauses (ii) and (iii) for such conflicts, violations, breaches, defaults or liens which individually and in the aggregate would not have or result in a material adverse effect on the business, results of operations or financial condition of the Parent, taken as a whole, or materially impair or delay the consummation of the transactions contemplated hereby.

     (b) No filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any federal, state, local or foreign court, legislative, executive or regulatory authority or agency
(each, a "Governmental Entity") is required in connection with the execution, delivery and performance of this Agreement by the Parent or the consummation by the Parent of the transactions contemplated hereby, except: (i) the filing of the Certificate of Merger with the Secretary of State; and (ii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made individually and in the aggregate would not have a material adverse effect on the business, results of operations or financial condition of the Parent, taken as a whole, or materially impair or delay the consummation of the transactions contemplated hereby.

     4.5 INFORMATION IN INFORMATION STATEMENT. The information supplied in writing by the Parent specifically for inclusion in the statement required by Rule 14c-2 of the Securities Exchange Act of 1934, whether or not contained in a single document (together with any amendment thereof or supplement thereto, the "Information Statement"), at the date mailed to stockholders of the Company and at the Effective Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.6 NO LIABILITIES; NO ASSETS. The Parent has no liabilities or existing creditors, and no Person has any rights or potential rights or claim or potential claim against the Parent, other than liabilities, creditors, rights and claims that will be unconditionally assumed by parties other than the Company at the Effective Time. The Parent owns no assets other than 10,040,000 shares of the Company Common Stock. The term "Person" means any natural person, firm, individual, partnership, joint venture, business trust, trust, association, corporation, company, unincorporated entity or Governmental Entity.

                                  ARTICLE V
                                  COVENANTS

     5.1 FURTHER ACTION; REASONABLE EFFORTS.

     (a) Upon the terms and subject to the conditions herein provided, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary authorizations, consents and approvals, and to effect all necessary registrations and filings.

     (b) The Parent and the Company shall use their respective reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the laws, rules, guidelines or regulations of any Governmental Entity.

     5.2 INFORMATION STATEMENT.

     (a) As promptly as practicable after the date hereof, the Parent will provide the Company with all information concerning the Parent necessary or reasonably appropriate to be included in the Information Statement.

     (b) As promptly as practicable after the date hereof, the Company shall prepare and file with the United States Securities and Exchange Commission (the "SEC"), and the Parent shall cooperate with the Company in such preparation and filing, a preliminary information statement relating to this Agreement and the transactions contemplated hereby and use its best efforts to furnish the information required to be included by the SEC in the Information Statement and, after consultation with the Parent, to respond promptly to any comments made by the SEC with respect to the preliminary Information Statement and cause a definitive Information Statement to be mailed to its stockholders.

     5.3 NOTIFICATION OF CERTAIN MATTERS.

     (a) The Company shall give prompt notice to the Parent and the Parent shall give prompt notice to the Company, of the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would cause any representation or warranty of the Company or the Parent contained in this Agreement to be untrue or inaccurate in any material respect at the Effective Time and any material failure of the Company or the Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     (b) If at any time prior to the Effective Time any event or circumstance relating to the Company should be discovered by the Company that is required to be set forth in a supplement to the Information Statement, the Company shall promptly inform the Parent, so supplement the Information Statement and mail such supplement to its stockholders. If at any time prior to the Effective Time any event or circumstance relating to the Parent, should be discovered by the Parent that is required to be set forth in a supplement to the Information Statement, the Parent shall promptly inform the Company, and upon receipt of such information the Company shall promptly supplement the Information Statement and mail such supplement to its stockholders.

     5.4 GUARANTY OF THE PARENT'S SHAREHOLDERS. For the purpose of providing security to the Company in the event of a breach by the Parent of any of its obligations or representations and warranties contained herein, the Parent hereby covenants to cause its principal shareholders to execute a guaranty substantially in the form of the Guaranty attached hereto as Exhibit A, whereby those shareholders will guaranty the satisfaction of the Parent's obligations and the truth and accuracy of the Parent's representations and warranties contained herein in an amount not to exceed the value of the Company Common Stock that each such shareholder will be entitled to receive upon the consummation of the transactions contemplated hereby.

                                 ARTICLE VI
                                 CONDITIONS

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which may be waived by the parties hereto in writing, in whole or in part, to the extent permitted by applicable law:

     (a) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Entity that prohibits the consummation of the Merger, and no proceeding that has a reasonable probability of resulting in such effect shall be pending;

     (b) Other than filing the Certificate of Merger in accordance with the DGCL, all authorizations, consents and approvals required to be obtained prior to consummation of the Merger shall have been obtained; and

     (c) This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock.

     6.2 CONDITIONS TO THE OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

     (a) The representations and warranties of the Parent contained in this Agreement shall be true and correct in all material respects at and as of the date hereof and at and as of the Effective Time, as if made at and as of such time; and

     (b) The Parent shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time pursuant to the terms hereof.

     6.3 CONDITIONS TO THE OBLIGATION OF THE PARENT TO EFFECT THE MERGER. The obligation of the Parent to effect the Merger is further subject to the satisfaction or waiver at or prior to the Effective Time of the following condition: the Company shall have performed in all material respects each of its obligations under this Agreement to be performed by it at or prior to the Effective Time pursuant to the terms hereof.

                                 ARTICLE VII
                                 TERMINATION

     7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof: (i) by the mutual consent of the Parent and the Company; or (ii) by either the Company, on the one hand, or the Parent, on the other hand, if any Governmental Entity shall have issued a statute, order, decree or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the Merger and such statute, order, decree, regulation or other action shall have become final and nonappealable.

     7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given by the terminating party or parties to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Parent or the Company (except as set forth in this Section 7.2 and Section 8.1, each of which shall survive any termination of this Agreement); provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

                                ARTICLE VIII
                                MISCELLANEOUS

     8.1 COSTS AND EXPENSES. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the Parent.

     8.2 AMENDMENT; WAIVER; TERMINATION.

     (a) This Agreement may be amended by the parties hereto at any time before or after approval by the stockholders of the Company of the matters presented in connection with the Merger, but after any such approval no amendment shall be made without the approval of such stockholders if required by law or if such amendment changes the Merger Consideration or alters or changes any of the other terms or conditions of this Agreement if such alteration or change would adversely affect the rights of stockholders unaffiliated with the Parent. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     (b) At any time prior to the Effective Time, the parties may: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto; or (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

     (c) The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

     8.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties in this Agreement shall survive the Effective Time for a period of three (3) years.

     8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon: (i) transmitter's confirmation of a receipt of a facsimile transmission; (ii) confirmed delivery by a standard overnight carrier or when delivered by hand; (iii) the expiration of five business days after the day when mailed in the United States by certified or registered mail, postage prepaid; or (iv) delivery in person, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to the Company, to:

          Biochem International Inc.
          W238 N1650 Rockwood Drive
          Waukesha, Wisconsin 53188-1199
          Telephone: (414)542-3100
          Facsimile: (414)542-0718
          Attention: David H. Sanders, Chairman
          with a copy to:

          Holleb & Coff
          55 East Monroe Street, Suite 4100
          Chicago, Illinois  60603
          Telephone: (312) 807-4600
          Facsimile: (312) 807-3900
          Attention: Stephen A. Marcus, Esq.

     (b)  if to the Parent, to:

          DS Medical Products Co.
          180 East Pearson
          Chicago, Illinois 60611
          Telephone: (312)664-4128
          Attention: Ken M. Davee, President

          with a copy to:

          Holleb & Coff
          55 East Monroe Street, Suite 4100
          Chicago, Illinois  60603
          Telephone: (312) 807-4600
          Facsimile: (312) 807-3900
          Attention: Stephen A. Marcus, Esq.

     8.5 INTERPRETATION. When a reference is made herein to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the word "include" or some derivation thereof is used in this Agreement, it shall be deemed to be followed by the words "without limitation".

     8.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

     8.8 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES; OWNERSHIP RIGHTS. This Agreement (including the documents and the instruments referred to herein): (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     8.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     8.10 GOVERNING LAW. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     8.11 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the first sentence of this Section 8.11, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the Parent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.




                                       BIOCHEM INTERNATIONAL INC.


                                       By: /s/ Frank A. Katarow
                                           ---------------------------------
                                       Name: Frank A. Katarow
                                            --------------------------------
                                       Title: President
                                             -------------------------------


                                       DS MEDICAL PRODUCTS CO.


                                       By: /s/ Ken M. Davee
                                          ----------------------------------
                                       Name: Ken M. Davee
                                            --------------------------------
                                       Title: President
                                             -------------------------------

                                  Exhibit A

                              FORM OF GUARANTY


                                  GUARANTY
                                  --------


     This Guaranty is made as of the 12th day of January, 1998, by Ken M. Davee and David H. Sanders, each an individual resident of the State of Illinois (each, a "Guarantor," and, collectively, "Guarantors"), to and in favor of Biochem International Inc., a Delaware corporation ("Biochem").

                              R E C I T A L S:
                              ----------------

     A. Guarantors own substantially all of the issued and outstanding shares of capital stock of DS Medical Products Co., an Illinois corporation ("DS Medical").

     B. DS Medical owns approximately 76.99% of the issued and outstanding shares of capital stock of Biochem.

     C. DS Medical and Biochem have entered into that certain Agreement and Plan of Merger, dated as of January 12, 1998 (the "Merger Agreement"), pursuant to which DS Medical will merge with and into Biochem and Biochem will be the surviving corporation.

     D. It is a condition of the Merger Agreement that Guarantors execute and deliver this Guaranty to Biochem.

     E. The transactions contemplated by the Merger Agreement are being undertaken for the principal benefit of Guarantors as shareholders of DS Medical, and, accordingly, Guarantors are willing to provide support for the representations, warranties and undertakings of DS Medical and assurance to Biochem that Biochem will incur no liabilities by reason of the consummation of the transactions contemplated by the Merger Agreement.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantors agree as follows:

     1. Guaranty.
        ---------

     (a) Subject only to subsection (b) of this Section 1, Guarantors unconditionally, absolutely, continuously and irrevocably guarantee to Biochem the satisfaction of DS Medical's obligations undertaken pursuant to the Merger Agreement and the truth and accuracy of all representations and warranties made by DS Medical to Biochem in the Merger Agreement.

     (b) The maximum amount of each Guarantor's liability created pursuant to subsection (a) of this Section 1 shall at all times and from time to time be limited to the amount of the value of the common stock, par value $.02 per share, of Biochem that each such Guarantor will be entitled to receive upon the consummation of the transactions contemplated by the Merger Agreement.

     (c) This Guaranty is issued for Biochem's reliance, in order to induce Biochem to enter into the Merger Agreement.

     2. Governing Law. This Guaranty shall be governed and controlled as to interpretation, enforcement, validity, construction, effect and in all other respects, by the internal laws, statutes and decisions of the State of Delaware.

     3. Jurisdiction. All actions or proceedings arising directly, indirectly or otherwise in connection with, out of, or related to, or from this Guaranty shall be litigated solely in state or federal courts located in the County of Cook, State of Illinois.

     4. Miscellaneous. If any provision of this Guaranty or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Guaranty and the application of such provision to other parties or circumstances will not be affected thereby, the provisions of this Guaranty being severable in such instance.

     5. Entire Agreement. This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior oral or written agreements and understandings with respect thereto.

     IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed and delivered as of the date first above written.


                                        GUARANTORS:
                                        -----------

                                        _____________________________________
                                        KEN M. DAVEE


                                        _____________________________________
                                        DAVID H. SANDERS


ACCEPTED:
---------

BIOCHEM INTERNATIONAL INC.


By:________________________________
Name:______________________________
Title:_______________________________

                                                                        ANNEX B
              EXCERPTS FROM THE GENERAL CORPORATION LAW OF THE
                  STATE OF DELAWARE RELATING TO THE RIGHTS
                         OF DISSENTING STOCKHOLDERS

262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g)), 252, 254, 257, 258, 263 or 264 of this title:

     (1) Provided, however, that no appraisal rights under this section   shall
     be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a.   Shares of stock of the corporation surviving or resulting from   such
          merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to Section 228 or
     Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.